As filed with the U.S. Securities and Exchange Commission on January 23, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEXAS CAPITAL BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	75-2679109
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 McKinney Avenue

Suite 700

Dallas, Texas 75201

(214) 932-6600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Peter B. Bartholow

Chief Financial Officer

Texas Capital Bancshares, Inc.

2000 McKinney Avenue

Suite 700

Dallas, Texas

(214) 932-6600

(Name, address, including zip code, and telephone number, including area code, of agent for service for Registrant)

with copies to:

Michael W. Tankersley

Bracewell & Giuliani LLP

1445 Ross Avenue

Suite 3800

Dallas, TX 75202

(214) 758-1082

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-184586

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment hereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)
Common stock, $.01 par value	$20,000,000
Total	$20,000,000	$20,000,000	$2,576(3)(4)

(1)	The Registrant previously registered the securities at an aggregate initial offering price not to exceed $250,000,000 on the Registration Statement on Form S-3 (File No. 333-184586), which became effective on October 25, 2012. In accordance with Rule 462(b) promulgated under the Securities Act, and certain interpretations by the U.S. Securities and Exchange Commission, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the remaining amount of the offering price of the securities eligible to be sold under the Registration Statement on Form S-3 (File No. 333-184586) is hereby registered.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	The estimated registration fee for the securities has been calculated pursuant to Rule 457(o).
(4)	The Registrant certifies pursuant to 17 CFR 202.3A(c) that: (i) it has instructed its bank to transmit to the Commission the filing fee required by this Registration Statement on Form S-3 by a wire transfer of such amount from the Registrant’s account to the U.S. Treasury designated lockbox as soon as practicable, but no later than the close of business on Friday, January 24, 2014; (ii) the Registrant will not revoke such instructions; (iii) the Registrant has sufficient funds in its account to cover the amount of the filing fee; and (iv) the Registrant will confirm receipt of its instructions to its bank during regular business hours on Friday, January 24, 2014.

This Registration Statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to register additional shares of common stock, par value $0.01 per share, of Texas Capital Bancshares, Inc. (the “Company”), which may be offered by the Company at an aggregate initial offering price not to exceed $20,000,000. This registration statement relates to a previous Registration Statement on Form S-3 (File No. 333-184586), which became effective on October 25, 2012. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of the Registration Statement on Form S-3 (File No. 333-184586), including all amendments, supplements and exhibits thereto.

The required opinions and consents are listed on the exhibit index attached hereto and filed herewith.

PART II

Item 16.	Exhibits

See Exhibit Index which is incorporated herein by reference.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 23, 2014.

TEXAS CAPITAL BANCSHARES, INC.

By:	/s/ C. Keith Cargill
C. Keith Cargill President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Date: January 23, 2014	By:	*
Larry L. Helm, Chairman of the Board and Director

Date: January 23, 2014	By:	/s/ C. Keith Cargill
C. Keith Cargill
President, Chief Executive Officer and Director (principal executive officer)

Date: January 23, 2014	By:	/s/ Peter Bartholow
Peter Bartholow
Chief Financial Officer and Director (principal financial officer)

Date: January 23, 2014	By:	/s/ Julie Anderson
Julie Anderson
Controller
(principal accounting officer)

Date: January 23, 2014	By:	*
James H. Browning, Director

Date: January 23, 2014	By:	*
Preston M. Geren III, Director

Date: January 23, 2014	By:	*
Frederick B. Hegi, Jr., Director

Date: January 23, 2014	By:	*
James R. Holland, Jr., Director

Date:	By:
Charles S. Hyle, Director

Date: January 23, 2014	By:	*
Walter W. McAllister III, Director

Date: January 23, 2014	By:	*
Elysia H. Ragusa, Director

Date: January 23, 2014	By:	*
Steven P. Rosenberg, Director

Date: January 23, 2014	By:	*
Grant E. Sims, Director

Date: January 23, 2014	By:	*
Robert W. Stallings, Director

Date: January 23, 2014	By:	*
Dale W. Tremblay, Director

Date: January 23, 2014	By:	*
Ian J. Turpin, Director

* By:	/s/ Peter Bartholow
Name: Peter Bartholow
Title: Attorney-In-Fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Bracewell & Giuliani LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Bracewell & Giuliani LLP (included in Exhibit 5.1)

24.1	Power of Attorney of certain officers and directors (included in the signature page for Texas Capital Bancshares, Inc. of Registration Statement No. 333-184586).